STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)
ID: 80-0091851
400 Rella Boulevard
Montebello, NY 10901

Notice of Grant of Stock Options and Stock Option Award Agreement (“Option Agreement” or “Stock Option Award Agreement”)

_______________________________________        Option Number:     _________
Name of Option Holder                        Plan:         2015

Address                    City            State        Zip Code

Effective __________ (“Grant Date”), you have been granted [an) Incentive][a Nonqualified] Stock Option to buy __________ shares of STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP) (the “Company”) Common Stock (“Shares”) at an Exercise Price of $_______ per Share.

Options for the following Shares will become vested on the dates shown.

Number of Shares	Vesting Date

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Plan and the Option Agreement (including Exhibit A), all of which are attached and made a part of this document.

STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)

________________________________________________    _____________________________
Print Name:                            Date:
Title:

OPTION HOLDER:

________________________________________________    _____________________________
Print Name:                            Date:

EXHIBIT A

STERLING BANCORP 2015 OMNIBUS EQUITY AND INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTIONS AND STOCK OPTION AWARD AGREEMENT

General Terms and Conditions

Section 1.    Incentive Stock Option. If the Option has been granted to an Option Holder who is a non-employee director, it is a Nonqualified Stock Option (“NQSO”). If the Option has been granted to an individual who is an employee and is designated as an Incentive Stock Option (“ISO”), Sterling Bancorp (the “Company”) intends the Option evidenced hereby to be an “incentive stock option” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). If the Option or any part of the Option does not qualify as an “incentive stock option” under the Code, the Option, or the part not qualifying, shall be treated as an NQSO.

Section 2.    Exercise Period. (a) Subject to section 2(b), the Option Holder shall have the right to purchase all or any portion of the optioned Shares at any time during the period (“Exercise Period”) commencing on the Vesting Date that the Option may be exercised (the “Earliest Exercise Date”) and ending on the earliest to occur of the following dates:

(i)    the date and time of the Option Holder’s termination of service with the Company, Sterling National Bank and/or any of their subsidiaries that is a termination for Cause;

(ii)    last day of the 3-month period commencing on the date and time of the termination of all service with the Company, Sterling National Bank and/or any of their subsidiaries due to a discharge that is not a termination for Cause;

(iii)    the last day of the 1-year period commencing on the date and time of termination of all service with the Company, Sterling National Bank and/or any of their subsidiaries due to death, disability or Retirement, and

(iv)    the last day of the ten (10) year period following the date on which the Option was granted.

(b)    If the Option is designated as an ISO, in order to preserve the favorable tax treatment applicable to incentive stock options, the Option may not be exercised more than three (3) months after termination of employment for reasons other than total and permanent disability (within the meaning of section 22(e)(3) of the Code) or more than one (1) year after termination of employment due to total and permanent disability.

(c)    To become vested in an Option, the Option Holder must be in continuous service with the Company, Sterling National Bank and/or any of their subsidiaries during the period beginning on the grant date and ending on the vesting date. In addition, the disinterested members of the Compensation Committee must determine in its discretion that the Option Holder's performance as an officer or employee has been satisfactory. In general, performance is considered satisfactory if the Option Holder has been the subject of a formal written performance appraisal within the most recent twelve (12) months and received a salary increase or one-time payment in lieu of a salary increase and no material negative change in the performance level has occurred. If performance is not determined to have been satisfactory, or, if the Option Holder terminated service with the Company, Sterling National Bank and/or any of their subsidiaries prior to a vesting date, any Options granted hereunder that are scheduled to vest on that vesting date, and any Shares issued upon exercise of such an Option, are deemed forfeited for that Option Holder. Options that are forfeited will be immediately canceled and will cease to be exercisable. Any Shares that are forfeited must be returned to the Company in exchange for a payment equal to the Exercise Price paid for the Shares or their Fair Market Value on the date forfeited, whichever is less.

(d)     In the event of the Option Holder’s termination of service with the Company, Sterling National Bank and/or any of their subsidiaries due to death or disability, unvested Options with a vesting date that occurs during the calendar year of termination or the following calendar year, and any Shares issued upon exercise of such Options, will be deemed vested as of the termination of service date.

(e)    If the Company, Sterling National Bank and/or any of their subsidiaries terminates the Option Holder’s employment without Cause or the Option Holder terminates his or her employment with Good Reason or due to Retirement, the Option Holder will forfeit any Options that are scheduled to vest on or after that date in accordance with Section 2(c) above.

(f)    All Options outstanding and which are not exercisable and then vested shall become fully exercisable and vested if both (1) a Change in Control occurs, and (2) at any time after the Change in Control and during the twenty-four (24) month period ending on the second anniversary of the Change in Control, the Option Holder’s service with the Company, Sterling National Bank and/or any of their subsidiaries is terminated without Cause or for Good Reason.

Section 3.    Exercise Price. During the Exercise Period, and after the applicable Earliest Exercise Date, the Option Holder shall have the right to purchase all or any portion of the optioned Shares at the Exercise Price per Share.

Section 4.    Method of Exercise. The Option Holder may, at any time during the Exercise Period provided by section 2, exercise his or her right to purchase all or any part of the optioned Shares then available for purchase; provided, however, that the minimum number of optioned Shares which may be purchased shall be one hundred (100) or, if less, the total number of optioned Shares then available for purchase. The Option Holder shall exercise such right by:

(a)    giving written notice to the Compensation Committee, in the form attached hereto as Appendix A; and

(b)    delivering to the Compensation Committee full payment of the Exercise Price for the optioned Shares to be purchased.

The date of exercise shall be the earliest date practicable following the date the requirements of this section 4 have been satisfied. Payment shall be made (i) in United States dollars by certified check, money order, official bank check or personal check made payable to the order of Sterling Bancorp, (ii) with the Compensation Committee’s approval, in Shares duly endorsed for transfer and with all necessary stock transfer tax stamps attached (or using a “constructive delivery” method approved by the Compensation Committee), already owned by the Option Holder for more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid, such Fair Market Value to be determined in such manner as may be provided by the Compensation Committee or as may be required in order to comply with or conform to the requirements of any applicable laws or regulations, (iii) if and to the extent permitted by the Compensation Committee, by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or a portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise Price to be paid (a “cashless exercise”), or (iv) in a combination of (i), (ii) and (iii). In lieu thereof, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price and applicable tax withholding amounts (if any).

Section 5.    Delivery and Registration of Optioned Shares. As soon as is practicable following the date on which the Option Holder has satisfied the requirements of section 4, the Compensation

Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing the Option Holder’s ownership of the optioned Shares that have been purchased. The Option Holder shall have no right to vote or to receive dividends, nor have any other rights with respect to the optioned Shares, prior to the date as of which such optioned Shares are transferred to the Option Holder on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is affected. The obligation of the Company to deliver Shares under this Stock Option Award Agreement shall, if the Compensation Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such Shares are to be delivered, in such form as the Compensation Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law.

Section 6.    No Right to Continued Service. Nothing in this Stock Option Award Agreement nor any action of the Board or Compensation Committee with respect to this Stock Option Award Agreement shall be held or construed to confer upon the Option Holder any right to a continuation of service by the Company, Sterling National Bank or any of their subsidiaries. The Option Holder may be dismissed or otherwise dealt with as though this Stock Option Award Agreement had not been entered into.

Section 7.    Confidentiality and Non-Solicitation Agreement. This Stock Option Award Agreement, including the grant and vesting of the Option, is conditioned upon the execution and delivery of the standard Confidentiality and Non-Solicitation Agreement required by the Company, Sterling National Bank and/or any of their subsidiaries, as applicable (the “Non-Solicitation Agreement”), on or prior to the date of this Stock Option Award Agreement and such Non-Solicitation Agreement remaining in full effect during the entire term of this Stock Option Award Agreement and the Option.  In the event the Option Holder fails to execute and deliver the Non-Solicitation Agreement on or prior to the date of this Stock Option Award Agreement or revokes or violates such Non-Solicitation Agreement at any time during the term of this Stock Option Award Agreement and the Option, the Option Holder will forfeit the Option.  For the avoidance of doubt, a new Non-Solicitation Agreement does not need to be executed with each equity grant awarded to the Option Holder; rather, the Option Holder need only have a single executed Non-Solicitation Agreement in effect and on file with the Company, Sterling National Bank and/or any of their subsidiaries, as applicable.

Section 8.     Application of Clawback Policy. Notwithstanding anything in this Stock Option Award Agreement to the contrary, the Option shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Option become vested and payable.

Section 9.    Taxes. Where any person is entitled to receive Shares pursuant to the exercise of the Option granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 10.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)    If to the Compensation Committee:

Sterling Bancorp
c/o Sterling National Bank
400 Rella Boulevard

Montebello, New York

Attention:    Compensation Committee and Corporate Secretary

(b)    If to the Option Holder, to the Option Holder's address as shown in the Company's records.

Section 11.    Restrictions on Transfer. The Option granted hereunder is not transferable by any Option Holder, except that: (i) an Option Holder may transfer an NQSO to his or her family members during his or her lifetime; and (ii) any Option Holder may transfer Options remaining unexercised at his or her death to a beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to family members during an Option Holder’s lifetime shall be effected by written notice to the Company given in such form and manner as the Compensation Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the permitted transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to family members. If a privilege of the Option depends on the life, service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, service, employment or other status of the transferor. The Compensation Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

Section 12.    Successors and Assigns. This Stock Option Award Agreement shall inure to the benefit of and shall be binding upon the Company and the Option Holder and their respective heirs, successors and assigns.

Section 13.    Construction of Language. Whenever appropriate in the Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Stock Option Award Agreement, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 14.    Governing Law. This Stock Option Award Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Option granted under this Stock Option Award Agreement, the Option Holder, and any other person claiming any rights under the Award Agreement, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 15.    Amendment. This Stock Option Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Option Holder. This Stock Option Award Agreement amends and supersedes any Stock Option Award Agreement bearing the same grant date.

Section 16.    Plan Provisions Control. This Stock Option Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Stock Option Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Stock Option Award Agreement, the Option Holder acknowledges receipt of a copy of the Plan. The Option Holder acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Stock Option Award

Agreement, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Stock Option Award Agreement.

APPENDIX A TO STOCK OPTION AWARD AGREEMENT

NOTICE OF EXERCISE

Notice is hereby given pursuant to Section 4 of the General Terms and Conditions of my Stock Option Award Agreement that I elect to purchase the number of Shares set forth below at the Exercise Price set forth in my Stock Option Award Agreement:

Stock Option Award Agreement dated: ____________

Number of Shares being purchased: ____________

Total Exercise Price: $____________

This Notice of Exercise is accompanied by the following (check one):

            certified check, money order, official bank check or personal check made payable to the order of the Company in an amount equal to the Exercise Price;

_____ Shares of the Company already in my possession with a Fair Market Value of $            ;*

_____ I direct the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value equal to the aggregate Exercise Price to be paid (a “cashless exercise”);

OR
_____ A combination of the above; I have specified below how I will pay for the Exercise Price and the specific amount for each payment option:

$__________	Payment made in certified check, money order, official bank check or personal check
$__________	Other Company stock in my possession*
$__________	Cashless exercise
$__________	Total Exercise Price

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 2015 Omnibus Equity and Incentive Plan.

OPTION HOLDER

By:

Print Name:    __________________________

*     If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchanged and the total new option shares that I acquired.

DESIGNATION OF BENEFICIARY

General Information: Use this form to designate the Beneficiary(ies) who may exercise Options outstanding to you at the time of your death.

Name of Person Making Designation:		Social Security Number:

BENEFICIARY DESIGNATION:
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES).  I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death (attach additional sheets as necessary):

Name	Address	Relationship	Birth date	Share

Total=100 percent

B. CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Options:

Name	Address	Relationship	Birth date	Share

Total = 100 percent

SIGN HERE
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Sterling Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Options.

Your signature			Date

------------------------------------------- Internal Use Only ------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Sterling Bancorp on the date indicated. By ________________________ ________________ Authorized Signature Date	Comments